Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-6 of TIAA-CREF Life Separate Account VLI-1 of our report dated April 12, 2011 relating to the statutory basis financial statements of TIAA-CREF Life Insurance Company, which appears in such Registration Statement. We also consent to the use in this Registration Statement of our report dated April 12, 2011, relating to the statutory basis financial statements and the effectiveness of internal control over financial reporting of Teachers Insurance and Annuity Association of America, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, NY

April 14, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-6 of our report dated April 14, 2011, relating to the financial statements of TIAA-CREF Life Separate Account VLI-1 which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

April 14, 2011